EXHIBIT 10.1

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS

OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN

SEPARATELY FILED WITH THE COMMISSION.***

February 19, 2002

TELEMATICS SERVICES AGREEMENT

This TELEMATICS SERVICES AGREEMENT (“Agreement”) is made as of January 1, 2002 (the “Effective Date”), by and between BMW of North America, LLC, a Delaware limited liability company (“BMW”), and ATX Technologies, Inc., a Texas corporation (“ATX”), each of whom may be hereafter referred to individually as a “party” or collectively as the “parties.”

RECITALS

WHEREAS, BMW is in the business of, among other things, importing and distributing automobiles and light trucks (“Vehicles”);

WHEREAS, BMW intends to enter into agreements with its consumer customers to monitor signals emitted by telematics devices installed by or on behalf of BMW in customers’ Vehicles (the “Devices”);

WHEREAS, ATX is in the business of, among other things, providing location-based emergency, navigation, and information services; location data; and connectivity, infrastructure, and support services for the integration of third parties’ service offerings (collectively, the “Telematics Services”); and

WHEREAS, the parties desire to enter an agreement pursuant to which ATX will become the exclusive provider of Telematics Services for Vehicles under the terms and conditions of this Agreement;

WHEREAS, BMW shall provide ATX with the opportunity to sell Telematics Services to selected BMW customers.

NOW, THEREFORE, for and in consideration of the foregoing, the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	THE TELEMATICS SERVICES.

A. DESCRIPTION. The Telematics Services provided by ATX pursuant to this Agreement shall consist of the services set forth on Exhibit A hereto (such services hereinafter being referred to as “ATX Services”). ATX will provide the ATX Services to those occupants of Vehicles that are properly equipped with Devices to receive the ATX Services. Fees for ATX Services shall be calculated, invoiced and paid in accordance with the terms set forth on Exhibit B hereto.

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B. EXCLUSIVE NATURE. Commencing January 1, 2002, ATX shall be the exclusive provider of the Exclusive Services to those owners/lessees of Vehicles, sold or leased after February 1, 2001, whose vehicles are properly equipped with Devices to receive the ATX Services based on the Akira platform or subsequent platform (each such vehicle, an “Eligible Vehicle”). BMW shall not, directly or indirectly, provide or contract for Exclusive Services to any owner/lessee of a BMW Vehicle who is then receiving Exclusive Services directly or indirectly from ATX. “Exclusive Services” mean (i) emergency telematics services (i.e., automatic collision notification, emergency assistance, enhanced roadside assistance, stolen vehicle tracking, security system notification, remote door unlock and vehicle locator); (2) the gathering of location data of BMW Vehicles; and (3) the connectivity, infrastructure and support services for the integration of Telematics Service offerings by BMW for BMW Vehicles.

2.	ATX DUTIES AND RESPONSIBILITIES.

A. MONITORING. ATX shall monitor, process and respond to, all data, signals and telephone calls (collectively, “Incidents”) received from Eligible Vehicles owned or leased by BMW customers who have executed and delivered a Subscription Agreement (as hereinafter defined) on a seven (7)-day-per-week, twenty-four (24) hour-per-day basis at ATX’s response center (the “Response Center”) in accordance with the “BMW Operating Procedures”, defined in the manner described below, and in accordance with all applicable federal, state, and local laws, regulations, and other legal requirements (collectively, “Laws”). BMW understands that (i) ATX will not send any personnel in response to any Incident, and (ii) ATX does not represent or promise that anyone telephoned or contacted by or through ATX, including without limitation, emergency service providers, roadside assistance providers or concierge service providers (each a “Contact Person”) will respond to the call and BMW hereby releases ATX from any responsibility or liability for any losses incurred as a result of such failure or delay of such Contact Person in responding to ATX’s call to such Contact Person. Based on the detailed service specifications requested by BMW, ATX and BMW shall work diligently and in good faith to develop, on or before November 1, 2001, the material policies and procedures governing the manner in which the ATX Response Center delivers the ATX Services to BMW Vehicles (the “BMW Operating Procedures”) for Akira platform vehicles. ATX shall be obligated to deliver its initial proposed BMW Operating Procedures for the Akira platform on or before October 1, 2001. Based on the detailed service specifications requested by BMW, ATX and BMW shall work diligently and in good faith to develop, at least 90 days prior to service launch, the BMW Operating Procedures for Everest platform vehicles in 2002 and subsequent platforms thereafter. ATX shall be obligated to deliver its initial proposed BMW Operating Procedures for the Everest platform and subsequent platforms at least 120 days prior to service launch. Upon written approval by BMW (which approval will not be unreasonably withheld) of the BMW Operating Procedures, they will be incorporated into this agreement as Exhibit C. ATX may subsequently modify the

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BMW Operating Procedures from time to time only upon the prior written approval of BMW (which approval will not be unreasonably withheld). Failure by ATX to deliver its initial proposed BMW Operating Procedures within the time periods specified shall be deemed a material breach of this Agreement.

B. RESPONSE CENTER. ATX shall establish, staff, equip, and operate the Response Center so as to properly perform the ATX Services (collectively, “Response Center Operation”) consistent with the metrics defined in the BMW Operating Procedures, and shall procure, maintain, and provide all manpower, facilities, equipment (including computer hardware and communications hardware), information technology/data processing assets (including computer software), supplies, training, expertise, and other tangible and intangible assets and resources associated with Response Center Operation. ATX shall procure and maintain all licenses, permits, and authorizations required by law to perform the ATX Services or required for the Response Center.

C. TELECOMMUNICATIONS. ATX shall, throughout the term of this Agreement maintain the necessary “800” number lines and other dedicated communications lines (e.g., T-1 line to BMW’s roadside provider) at its cost to provide the ATX Services hereunder. The BMW-designated “800” numbers and the other dedicated lines shall be dedicated to BMW-related services only. ATX agrees to assign said “800” numbers and other dedicated lines to BMW upon termination of this Agreement.

D. SERVICE LEVEL REQUIREMENTS. Upon receiving an Incident and determining the type of assistance needed, ATX will request dispatch of assistance, if, in ATX’s sole reasonable judgment, dispatch is warranted by such call. Answer speed targets are as follows:

Priority 1: Airbag and Emergency:
On Target:	>= 90% of calls <= ***
Bin 1:	<= 8% of calls > *** and <= ***
Bin 2:	<= 2% of calls > ***

Priority 2: All other calls:
On Target:	>= 90% of calls <= ***
Bin 1:	<= 8% of calls > *** and <= ***
Bin 2:	<= 2% of calls > ***

ATX and BMW understand that calls in Bin 2 should be minimized, however due to sporadic call volume peaks, some calls may fall in this category. The parties agree that the implementation of new technologies in the delivery of the Telematics Services at the request of BMW may result in necessary changes to the answer speed targets and that each party will negotiate in good faith to revise those targets if technology so demands. The parties agree, however, that ATX’s failure to meet such answer speed targets, shall not constitute a

***Confidential material redacted and filed separately with the Commission

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material breach of this Agreement, but rather shall require the parties to review the program, during which review ATX shall define for BMW the source and scope of any problems associated with failure to meet the answer speed targets and provide BMW with a written plan of action to address such failure and to meet the standards set forth in this Section 2D. Should ATX continue to fail to meet said answer speed targets and is unable to remedy or cure the problems associated with such failure, two months after the initial notice of the problem or sixty (60) days beyond the development of the written plan of action noted above, which ever comes first, such failure shall constitute a material breach of this Agreement by ATX or, at BMW’s option, ATX and BMW may choose to develop additional action plans to address the problem.

E. MEASUREMENT AND REPORTING. ATX will measure its response time to all calls on the ATX automation system Response Time reports. “Response Time” shall mean the time from data transmission completion until the time when the Incident is acknowledged by the Response Center. “Data transmission completion” means the point in time in which a signal has been received, processed and made available in the operator’s queue, ready for acknowledgment. ATX shall compile written monthly response time reports and deliver the same to BMW within ten (10) days of the end of each month during the term of this Agreement.

F. ABUSE OF SERVICES. ATX reserves the right to withhold the provision of ATX Services to any BMW customers who abuse ATX Services. Abuse of ATX Services shall mean usage, unjustified by any emergency that materially interferes with the ability of ATX to efficiently provide Telematics Services to other customers. Examples of material interference include usage that jeopardizes ATX’s ability to meet answer speed requirements for its customers, which materially increases ATX’s cost of providing services, etc. Prior to withholding the provision of ATX Services, ATX shall notify BMW of its intention to withhold service and the reasons therefore. ATX will not withhold service if BMW reasonably objects to ATX’s withholding service by notifying ATX within 5 business days of receipt of ATX’s original notice, provided, however, that BMW guarantees relief from performance standards during the continuation of such provision of services.

G. CUSTOMER ACCOUNTS. The parties hereto agree that ATX shall be obligated to perform ATX Services for an owner/lessee of an Eligible Vehicle only from and after such owner/lessee’s execution and delivery (in the manner described herein) to ATX of the data contained within a subscription agreement for same, in a form mutually acceptable to BMW and ATX (each, a “Subscription Agreement”, a copy is attached hereto as Exhibit D) and upon ATX’s receipt of payment for all required fees for such ATX Services, to be paid within 30 days after receipt of invoice from ATX (see Exhibit B). In the event BMW disputes a charge on an invoice, BMW will notify ATX within 15 days of receipt of the invoice and the payment obligation for the disputed portion will toll pending

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resolution of the dispute. The Parties agree to work toward a resolution in good faith. ATX reserves the right, upon BMW’s approval, which approval shall not be unreasonably withheld, to require changes to the Subscription Agreement as may be necessary or appropriate due to changes or developments in Laws or industry standards. Such changes shall not be retroactively effective to BMW customers unless specifically authorized or required by any Laws. ATX shall have the right to terminate any BMW customer’s account and/or cease to provide Telematics Services to any BMW customer if such customer breaches the Subscription Agreement or if ATX does not receive full payment for all fees due for services rendered to such customer. Prior to terminating any account or ceasing to provide Telematics Services to any customer, ATX shall give the customer prior written notice as provided in the Subscription Agreement. Prior to terminating any such account, ATX shall give BMW detailed reports of accounts to be terminated as specified in the BMW Operating Procedures. ATX shall develop and implement a process for active renewal of Subscription Agreements for then-existing subscribers. BMW shall hold ATX harmless from any errors or omissions in customer account data received from previous BMW telematics service providers and from the lack of executed subscriber agreements from any such customers. Additionally, ATX shall be entitled to rely upon the delivery of customer data from a BMW dealer with respect to a Vehicle as a deemed certification that the customer described therein is in fact the lawful owner/lessee of such Vehicle (whether new or pre-owned) and BMW shall indemnify and hold ATX harmless for claims, liabilities, losses and expenses if the customer described therein is not in fact the lawful owner/lessee of the Vehicle. ATX shall also be entitled to rely upon notification from BMW that a Vehicle has been removed from service (e.g., totaled, foreign shipment, etc.) and BMW shall indemnify and hold ATX harmless from claims, liabilities, losses, and expenses if the Vehicle has not in fact been removed from service. BMW shall review and approve, which approval shall not be unreasonably withheld, all proposed electronic or physical correspondence with current or prospective BMW subscribers.

H. TAXES. At its sole cost and expense, ATX will conduct research to determine the tax consequences of the retail sales of the telematics services contemplated herein whether sold by or consummated by a BMW Center, over the Internet, by ATX, or any other media, excluding any excise taxes that may apply to the wireless telecommunication aspect of the telematics services. ATX will provide BMW with a jurisdictional matrix showing the tax consequences for each type of service offered along with a copy of the research relied upon in making such determination. ATX will be responsible for ongoing tax research, compliance and collection (provided that collection obligations by ATX are limited to payments remitted to ATX) and will provide BMW with a report showing gross sales, exempt sales & tax collected by jurisdiction for BMW remittance. To that end, ATX will use commercially reasonable efforts to ensure that its personnel and/or consultants acting on its behalf are familiar with all State and Federal, laws and regulations impacting the tax consequences of the telematic

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services. ATX will maintain a system that will update rate changes and will implement procedures to ensure that the proper determination of tax rates are applied to all telematics transactions. ATX will conduct periodic review of sales and use tax source documentation and will advise, analyze and provide support documentation to BMW of any extraordinary transactions requiring specialized sales tax treatment

Based on its research, ATX will calculate, apply and collect sales, use, and/or any other taxes required by taxing authorities having jurisdiction over the telematic services provided hereunder. ATX will remit to BMW by the fifth (5th) working day of each month, the taxes calculated and collected by ATX for the previous month. Simultaneous therewith, ATX will provide BMW an electronic file in flat ASCII format listing location code or customer identifier, gross sales and exempt sales , city, county, state and zip code information and must be compatible with BMW’s tax preparation system requirements as specified herein and as amended by BMW from time to time. BMW will provide ATX with at least 30 days notice prior to a change in file format to allow ATX time to implement the change. ATX designates its controller for questions relating to the research conducted by ATX or its suppliers, rate changes and other miscellaneous telematics related tax questions. ATX will verify the accuracy of the file prior to transmittal and will use commercially reasonable measures to ensure the security of the data transferred.

BMW will remit the taxes as determined by ATX, to the appropriate jurisdictions, by incorporating the taxes on its tax return. ATX will notify BMW of the jurisdictions requiring tax returns via the monthly report. . Based on this notification, BMW will determine the tax registration requirement and apply for the required tax licenses in such jurisdiction, at its sole cost and expense.

BMW will represent itself and/or ATX in all sales and use tax examination and will defend all audits, should such audits occur. ATX will cooperate with BMW in all such examinations and audits by providing all source documents, tax formula and/or any other documents or information relied upon and used by ATX in determining the tax liability for the telematic services hereunder. Additionally, in the event a taxing authority overcharges BMW or assesses additional taxes, interest and/or penalty, BMW will undertake the prosecution of a refund or defense of such claim, if appropriate, and ATX, at its cost, will promptly provide any and all documentation and assistance required for the defense and pleading of such matters. Notwithstanding the above, ATX may, at its own expense, engage counsel to consult or defend itself on any such matters.

ATX will indemnify and hold BMW, its subsidiaries, affiliates, director, officers, successors, assigns, heirs, legal representatives, employees and agents harmless from any and all losses, liabilities, claims, demands, damages, actions, suits, proceedings, assessments, interests, penalties, judgments, reasonable costs and expenses of whatever nature, suffered or incurred by BMW resulting from any

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acts, omissions, negligence or willful misconduct of ATX in the performance of all of its duties, responsibilities and undertakings set forth above in this Section 2H, including, but not limited to, additional taxes, penalties or interests for failure to file returns directly attributable to ATX’s failure to notify BMW of the need to file a return in a particular jurisdiction; untimely filing due to ATX’s delayed (beyond 10 days) submission of the monthly electronic file, unless such delay is caused by ATX’s inability to accommodate a requested file format change by BMW; ATX’s use of incorrect tax rates, as determined by the taxing authorities and improper tax computation by ATX.

I. VULNERABILITY OF WIRELESS NETWORK. BMW acknowledges that wireless phone transmissions may be impaired or interrupted by atmospheric conditions, power failures, or other causes, conditions or events beyond the control of ATX. BMW also acknowledges that the transmission and receipt of wireless signals is dependent upon telephone service and that telephone service may be interrupted, circumvented or compromised by conditions or events beyond the control of ATX. BMW further acknowledges that the receipt of satellite signals and the use of wireless devices are controlled by the federal government of the United States of America (the “U.S. Government”), and changes in Laws may necessitate the modification of the ATX Services pursuant to an amendment executed by the parties pursuant to the terms of the Agreement.

J. WARRANTY. ATX represents and warrants to BMW that it shall provide the ATX Services to BMW customers in a diligent and professional manner conducive to the BMW brand and shall maintain the infrastructure and trained personnel sufficient to fulfill and comply with the terms and provisions outlined in the BMW Operating Procedures.

K. LIMITATION OF LIABILITY. BMW acknowledges that ATX is not an insurer and that the amounts payable by BMW and its customers under this Agreement are not sufficient to warrant ATX’s assuming any responsibility or liability in excess of one (1) year’s ATX Services fee for each affected customer account for any and all loss or injury sustained by BMW or its customer. BMW agrees to include in all customer contracts and other customer notifications, limitation of BMW’s and ATX’s liability as provided herein.

IN NO EVENT SHALL ATX BE LIABLE TO BMW FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED. THESE LIMITATIONS WILL APPLY FOR ANY CLAIMS, INCLUDING, WITHOUT LIMITATION, CONTRACT, TORT (INCLUDING NEGLIGENCE) AND STRICT LIABILITY, EVEN IF ATX HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

EXCEPT AS SET FORTH IN SECTION 2J HEREOF, ATX DOES NOT MAKE ANY OTHER WARRANTY, EXPRESS OR IMPLIED, AND IN PARTICULAR DOES NOT MAKE ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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FURTHER, ATX DOES NOT WARRANT THAT THE ATX SERVICES OR THE DEVICES WILL PREVENT ANY LOSS OF PROPERTY OR PERSONAL INJURY BY THEFT, BURGLARY, HOLD-UP, FIRE, MEDICAL PROBLEM OR OTHERWISE. FURTHERMORE, ATX DOES NOT MAKE ANY WARRANTY, EXPRESS OR IMPLIED, WITH REGARD TO THE WIRELESS PHONE EQUIPMENT, THE WIRELESS SERVICE, OR THE TRANSMISSION OF ATX SIGNALS VIA SUCH SERVICE.

This Section 2K shall survive any termination or expiration of this Agreement.

3.	BMW RESPONSIBILITIES.

A. INSTALLATION. During the term of this Agreement, BMW shall use reasonable efforts to include Devices in all Vehicles sold or leased by or on behalf of BMW in the United States.

B. ACTIVATION. BMW agrees to include on each Device a notice clearly visible to the Eligible Vehicle owner/lessee that no ATX Services will be provided unless and until a completed and fully executed Subscription Agreement is received by ATX. Such notice shall be in place at the time each Eligible Vehicle is delivered to its owner/lessee. BMW shall also provide a permanent, conspicuous notice in each Eligible Vehicle (e.g., in the owner’s manual) to inform the owner/lessee of a 1-800 number to call with questions about the ATX Services and advise each owner/lessee to conduct an acquaintance call with ATX after activation of the ATX Services. If a customer subscribes for ATX Services, the dealer shall activate the selected ATX Services and the customer shall complete the acquaintance call before the Eligible Vehicle is released from the dealership.

C. SUBSCRIPTION AGREEMENTS; FEES FOR ATX SERVICES. BMW shall add the presentation of a Subscription Agreement to the Eligible Vehicles sales/lease process for BMW dealerships. Prior to releasing any Eligible Vehicle to a customer after purchase/lease thereof, each original owner/lessee of any Eligible Vehicle that desires to subscribe for ATX Services shall complete and execute a Subscription Agreement, and shall provide ATX with the data contained within the Subscription Agreement in the manner described below. BMW shall require the BMW center to retain a copy of the executed subscriber agreement with the customer records, and to make such agreement available to ATX upon reasonable request from ATX. BMW shall pay to ATX all fees due for ATX Services and payable by BMW. If the customer does not elect to subscribe for ATX Services, BMW shall use commercially reasonable efforts to ensure that the customer completes and executes a form reasonably acceptable to ATX that such customer understands that such customer will not have access to the ATX Services.

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The Electronic Subscriber Agreement will be used for point of sale registration and for updating subscribers’ information and services on the bmwusa.com\owner’s circle web site. ATX will have access to the subscriber information in both electronic and paper formats. ATX will be responsible to undertake to maintain a valid subscriber agreement with the customer after initial vehicle delivery and registration; however, BMW will assist in this process through its retail locations and web site.

D. MARKETING AND PROMOTION. BMW shall be responsible for the marketing and promotion of the ATX Services, and shall provide active, ongoing dealer training and channel support for the program as well as support through branding, product advertising, and promotional activity, at its cost. BMW shall provide dealers with marketing materials in support of the program including, point of sale displays, retailer literature to assist sales people, product brochures, website support, and welcome kits for new owners/lessees. BMW shall develop and implement a process to actively recruit and secure Subscription Agreements for new and non-activated Eligible Vehicles. ATX shall have the opportunity to participate in the development of all marketing programs related to the delivery of Telematics Services.

E. GOVERNMENT REGULATION. Notwithstanding anything else contained in this Agreement, ATX shall not be responsible for complying with any requirement under any Laws that require the user of the Device to obtain a license or permit and to pay a fee or other charge to a governmental agency. In the event BMW elects to sell the ATX Services to the U.S. Government or a prime contractor selling to the U.S. Government, BMW shall remain solely and exclusively responsible for compliance with all statutes and regulations governing such sales to the U.S. Government. ATX makes no representations, certifications or warranties whatsoever with respect to the ability of its goods, services or prices to satisfy any such statutes or regulations.

F. CUSTOMER DATA. BMW shall require its dealers to deliver all customer information requested in the Subscription Agreement (the “Customer Data”) in an electronic format in form and manner reasonably acceptable to ATX such that the Customer Data is downloaded directly into the ATX database. BMW shall use commercially reasonable effort to confirm that the Customer Data is complete and accurate before it is delivered to ATX. BMW agrees to timely update the Customer Data promptly after BMW’s receipt of revised data from Customers, and to deliver such updated information electronically to ATX in formats approved in advance by ATX. ATX may use the Customer Data only:

i.	In connection with the provision of Telematics Services to the Customers,

ii.	For purposes of planning and evaluating new and existing Telematics Services on behalf of BMW,

iii.	For preparing aggregate statistical data that do not disclose specific Customer Data about a particular Customer, and

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iv.	For complying with legally mandated orders of a governmental authority requesting such information, provided BMW is given written notice prior to any disclosure and a reasonable opportunity to contest such disclosure, unless disclosure is expressly forbidden by the governmental authority. Should BMW and ATX agree on a standardized process for disclosure, that process will supersede this item iv.

G. NON-RECURRING ENGINEERING (NRE) FEES. During the term of this Agreement, with respect to each new program, BMW shall pay to ATX NRE fees as may be mutually agreed upon from time to time by ATX and BMW.

4.	ADVERTISING, TRADEMARKS AND USE OF NAME.

A. TRADEMARKS – BMW. BMW may from time to time grant ATX a limited non-exclusive license to use its trademarks, trade names, service marks, and logos owned by BMW or by its affiliates in connection with the documentation, presentation and marketing of the various services to be provided by ATX. ATX will have no interest in or right to the use of such names, marks, and/or logos, except the limited right of usage thereof granted in connection with this Agreement and during its term. ATX understands that BMW or its affiliates have adopted guidelines regarding the use of such trademark and logos, including guidelines governing color, size, typeface, and style, and ATX agrees to comply with all such guidelines of which it is made aware in writing. ATX must submit all materials to BMW for review and approval prior to release.

B. TRADEMARKS – ATX. ATX may from time to time grant to BMW the right to use trademarks, trade names, service marks, and logos owned by ATX or by its affiliates in connection with the documentation, presentation and marketing of the various services to be provided by BMW. BMW will have no interest in or right to the use of such names, marks, and/or logos, except the limited right of usage thereof granted in connection with this Agreement and during its term. BMW understands that ATX or its affiliates have adopted guidelines regarding the use of such trademark and logos, including guidelines governing color, size, typeface, and style, and BMW agrees to comply with all such guidelines of which it is made aware in writing. BMW must submit all materials to ATX for review and approval prior to release.

5.	PROTECTIVE PROVISIONS.

A. CONFIDENTIAL INFORMATION. This Agreement shall not modify or affect the terms and conditions of the Mutual Confidentiality Agreement between the parties, dated October 15, 1999, attached hereto as Exhibit E, the terms and conditions of which shall remain in full force and effect. Each of the parties recognizes that due to the nature of its association and relationship with the other, it will have access to, will acquire, and may assist in developing confidential and

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proprietary information relating to the business and operations of the other. Each of the parties acknowledges that all such confidential information of the other has been and will continue to be of central importance to the business of the other, and that the use of such confidential information for its own account, or the disclosure of it to or its use by others would cause substantial loss and irreparable harm to the owner of the confidential information. Neither party shall use for its own account, or disclose to any person, corporation, firm, partnership, association or other entity, directly or indirectly: (a) any confidential information regarding the other’s technologies, processes, or strategies; (b) any other confidential information relating to the other’s business; and (c) any other confidential information the disclosure of which would have an adverse effect on the business of the other. Notwithstanding the foregoing, nothing in this Section 5 shall prevent either party from using information obtained from the other party to the extent such information (a) is already in the possession of the receiving party at the time of the disclosure, (b) is developed independently by the receiving party without violating the disclosing party’s proprietary rights, (c) is obtained from a source other than the disclosing party under no obligation of confidentiality to the disclosing party, (d) is publicly available when received, or which thereafter becomes publicly available other than through any unauthorized disclosure by, through, or on behalf of, the receiving party, or (e) is required to be disclosed by the receiving party by judicial or administrative process, provided that the non-disclosing party is given reasonable prior written notice sufficient to permit the non-disclosing party to contest such disclosure. This Section 5 shall survive any termination or expiration of the Agreement.

B. CUSTOMER INFORMATION. The parties acknowledge that during the term of this Agreement, ATX, on behalf of BMW, shall be collecting confidential and proprietary information provided by customers who subscribe to the Services hereunder. ATX acknowledges that all such information, including, but not limited to, customer names, addresses, credit card numbers and account history (“Customer Information”), belongs to BMW. ATX shall not sell, license, rent, use or otherwise exploit Customer Information, and shall only access and employ Customer Information to fulfill its duties and responsibilities hereunder. Moreover, ATX shall adhere to and comply with the BMW Privacy Policy, attached hereto as Exhibit F. BMW shall own all rights, and have complete and unfettered access to Customer Information upon advance notice.

C. NON-SOLICITATION. Neither party shall, unless consented to in writing by the other, directly or indirectly solicit for employment or offer employment to any managerial, technical or other key employee of the other party (whether on its own behalf or on behalf of a third party) for a period of one year after the employee has worked on the soliciting party’s account.

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6.	TERM AND TERMINATION.

A. TERM. This Agreement shall commence on January 1, 2002 and shall continue for an initial term through December 31, 2004. Following the initial term, this Agreement shall automatically renew for additional one-year periods unless at least six (6) months prior to the commencement of any such additional one-year period, either party gives written notice to the other party of its intention not to renew the Agreement.

In the event BMW terminates this agreement for any reason, ATX shall assist BMW in good faith to develop and implement a transition plan to enable BMW to minimize the impact of such termination on its telematics customers. BMW shall reimburse ATX for its reasonable expenses incurred to assist BMW to develop and implement any transition plan. In connection with its assistance, ATX shall make customer data available to BMW or its new third party service provider. ATX shall not be required to disclose confidential information of ATX.

B. ANNUAL REVIEW. On an annual basis starting in June 2002, the parties shall meet in good faith to review the wholesale and retail pricing for the ATX Services in anticipation of pricing adjustment for the upcoming model year introduction in September. Such review shall also include an evaluation of the accuracy of call routing by call type as more specifically outlined in the BMW Operating Procedures. The parties may also make adjustments to the pricing structure whenever a new model is introduced. If, during the annual review the parties mutually agree to modify the pricing for the ATX Services, the parties shall enter into an appropriate amendment to this Agreement in a form satisfactory to the parties.

C. TERMINATION FOR NON-PERFORMANCE. Either party may terminate this Agreement at any time for material breach or default by the other party. In the event that either party desires to terminate this Agreement for material breach or default, that party must first provide to the other party prior written notice of the material breach or defaults and afford that party no less than ninety (90) business days within which to cure any such material breach or defaults. If no cure is successful in eliminating the material breach or defaults within the ninety (90) business day period following the delivery of the notice of material breach or default, then the aggrieved party shall notify the other party of failure to cure and may terminate the Agreement effective with such notice of failure to cure. Notwithstanding the forgoing, the cure period for any nonpayment of fees due by BMW to ATX for services rendered shall be sixty (60) days.

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D. RIGHT OF THE PARTIES IN THE EVENT OF TERMINATION OR NON-RENEWAL. This Section 6D shall survive any termination or expiration of this Agreement. Upon expiration or termination of this Agreement for any reason the parties shall have the following rights:

(1) Each party shall return to the other all documents, materials, reports, Customer Information, customer data, or other information, or copies thereof, and any Confidential Information, which were received from the other party for use in the course of this Agreement.

(2) Each party shall cease to use any of the others marketing materials, trademarks, trade names or logos.

7.	INDEMNIFICATION; RELEASE. This Section 7 shall survive any termination or expiration of this Agreement.

A. ATX INDEMNIFICATION. ATX will indemnify, defend and hold BMW and any of its affiliated companies, and the officers, directors, agents, employees, and assigns of each, harmless from and against any and all actions, claims, demands, losses, liabilities, costs and expenses, including attorneys’ fees, to the extent arising from ATX’s breach of any material obligation of ATX hereunder, regardless of the form of action (and including negligence, willful misconduct, failure to comply with the Fair Credit Reporting Act, or failure to comply with any other Laws), and any action, claim, demand, loss or liability based upon, arising out of, or in any manner resulting from any false or misleading written statement delivered by ATX to BMW for use in marketing materials, customer statements or other similar documents for BMW’s customers.

B. BMW INDEMNIFICATION. BMW will indemnify, defend and hold ATX and any of its affiliated companies, and the shareholders, officers, directors, agents, employees, and assigns of each, harmless from and against any and all actions, claims, demands, losses, liabilities, costs and expenses, including attorneys’ fees, to the extent arising from BMW’s breach of any material obligation of BMW hereunder, regardless of the form of action (and including negligence, willful misconduct, or failure to comply with any Laws), and any action, claim, demand, loss or liability based upon, arising out of, or in any manner resulting from (1) any allegation of a design or manufacturing defect in any Vehicle or the Devices; or (2) any allegation that any marketing materials, customer statements, or other similar documents created by BMW for the program contain any false or misleading statement; (3) the disclosure or use by ATX of Customer Data in a manner requested or directed by BMW.

C. RELEASE. BMW understands, acknowledges and agrees that ATX will contact certain agencies and persons (including without limitation public safety answering points, roadside assistance providers and concierge service providers) authorized by BMW’s customers to receive Device location information, and that ATX has no obligation to telephone any emergency agency or person other than the agency or person(s) named in the Customer Data or otherwise authorized by BMW for reasons including but not limited to theft recovery of BMW owned vehicles. BMW understands that ATX is responsible only for using its best

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efforts to notify by telephone the appropriate emergency agency or other person named in the Customer Data. BMW also understands that ATX does not promise that anyone telephoned by it will respond to the call. BMW also understands that ATX may be required by judicial or administrative process to disclose Customer Data or tracking information, in which event, ATX will provide BMW with reasonable written notice sufficient to provide BMW with an opportunity to contest such disclosure. The parties agree to cooperate in good faith and share the cost to contest such disclosure. BMW hereby releases and forever discharges ATX and its shareholders, directors, officers, employees, and affiliates, from any and all liabilities, losses, claims, demands, actions, damages, injuries and expenses of every kind and nature (collectively, “Losses”) arising out of or relating to any claim that ATX was not authorized to contact the agencies and persons, provided ATX was so authorized by a BMW customer or BMW (or by judicial or administrative process) to receive Device location information in accordance with the terms hereof, or for failure or delay by such agencies or persons in responding, and BMW shall indemnify ATX for any Losses incurred by ATX in connection with any claim by any BMW customer that ATX was not authorized to contact the agencies and persons who ATX was in fact authorized by such customer or BMW to receive Device location information in accordance with the terms hereof or that any authorized persons or agencies failed to respond or delayed in responding to such customer.

8.	INSURANCE. ATX will secure and maintain at its sole cost and expense, during the entire term of this Agreement, insurance coverage as outlined in Exhibit G attached hereto and shall, upon request, furnish a certificate(s) evidencing such insurance coverage by forwarding such certificates to BMW. ATX’s failure to maintain insurance coverage as outlined in Exhibit G may constitute a material breach. Nothing herein shall limit or prohibit BMW from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the underlying policy.

9.	RIGHT TO AUDIT. ATX shall maintain accurate and complete records of all services performed pursuant to this Agreement for at least one (1) year following the delivery of such services, in accordance with the BMW Operating Procedures. On an annual basis, ATX will store the records on permanent storage and deliver the data in form reasonably acceptable to and accessible by BMW for storage thereafter. BMW or its designated representatives shall have the right, at BMW’s expense, from time to time, but no more frequently than twice annually, upon reasonable notice and during regular business hours, to inspect and audit those books and records of ATX which relate directly to this Agreement and the services performed hereunder. ATX shall cooperate with BMW in the conduct of any such inspection and audit.

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10.	GENERAL. This Section 10 shall survive termination or expiration of this Agreement.

A. NO LICENSE TO ATX INTELLECTUAL PROPERTY. Nothing contained in the Agreement will be deemed to grant either directly or by implication, estoppel, or otherwise, any license under or any right to use any patents, copyrights, trademarks, service marks, trade names or trade secrets of ATX, except as set forth herein.

B. NO LICENSE TO BMW INTELLECTUAL PROPERTY. Nothing contained in the Agreement will be deemed to grant either directly or by implication, estoppel, or otherwise, any license under or any right to use any patents, copyrights, trademarks, service marks, trade names or trade secrets of BMW, except as set forth herein.

C. NOTICES. In the event of the serving of any notice, service shall be made personally or by Federal Express or other nationally recognized overnight courier, or registered or certified mail, return receipt requested, postage prepaid, and the notice shall be effective only upon receipt by the party being served with the notice. Notices shall be addressed to the parties as follows:

If to BMW:

BMW of North America, LLC

300 Chestnut Ridge Road

Woodcliff Lake, NJ 07677-7731

Attn: Purchasing Manager

cc: General Counsel

Fax: (201) 307-9286

If to ATX:

ATX Technologies, Inc.

8550 Freeport Parkway

Irving, Texas 75063

Attn: President

cc: General Counsel

Fax: 972-753-6275

Each party is responsible for informing the other of any changes in its address by sending proper written notice to the other.

D. GOVERNING LAW. The validity, interpretation and construction of this Agreement, and all other matters related to this Agreement, shall be governed and interpreted by the laws of the State of New York.

E. ATTORNEYS’ FEES. Should either party institute or participate in a legal or equitable proceeding against the other to enforce or interpret this Agreement, the non-prevailing party shall pay the prevailing party’s costs, expert

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and professional fees, reasonable attorney’s fees and all other costs incurred by the prevailing party in preparation for the proceeding.

F. ENTIRE AGREEMENT/AMENDMENT. This Agreement, together with its attached Exhibits, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes any and all prior expressions, whether written or oral, except this Agreement shall not modify or affect the terms and conditions of the Mutual Confidentiality Agreement between the parties, dated October 15, 1999, the terms and conditions of which shall remain in full force and effect. Each party acknowledges that it is not entering into this Agreement on the basis of any representations, which are not expressly stated herein. No amendments, alterations, or modifications of this Agreement may be made unless in writing signed by both parties.

G. SEVERABILITY. If any of the provisions of this Agreement are held by a court of competent jurisdiction to be unenforceable or invalid, then such provisions will be ineffective to the extent of the court’s ruling. All remaining portions of the Agreement shall remain in full force and effect.

H. ASSIGNMENT. Neither party may assign this Agreement or delegate its duties hereunder without the prior written consent of the other party except that either party may assign this Agreement to any entity controlling, controlled by, or under common control with such assigning party. The provisions hereof will be binding upon and inure to the benefit of the parties, their successors and permitted assigns. If BMW chooses to permit the assignment of the contract, then BMW will be entitled, prior to such assignment, to specify the circumstances under which the assignment will occur, including the extent to which the assignee obtains proprietary or confidential information of BMW.

I. PARAGRAPH HEADINGS AND INTERPRETATION. The paragraph headings contained herein are for reference only and will not be considered substantive parts of this Agreement. The use of the singular or plural shall include the other form. Similarly, when applicable, a reference to one gender shall include the other. No provision of this Agreement will be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision may be inconsistent with any prior draft hereof or thereof.

J. NO WAIVER. Upon a party’s breach or default hereunder, the other party’s failure, whether single or repeated, to exercise a right hereunder shall not be deemed to be a waiver of that right as to any future breach or default.

K. FORCE MAJEURE. Neither party will be liable to the other for any delay or failure in performance under this Agreement (excluding payment obligations) to the extent that such delay or failure results from acts of nature, civil unrest or

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other calamities, labor strikes, communications or power failures, transportation delays, or subsequently enacted governmental regulations, but only to the extent such events are outside the non-performing party’s reasonable control. Such excuse for delay or failure in performance provided by this section will apply only during the existence or occurrence of the pertinent event, and for a reasonable time thereafter.

L. NATURE OF RELATIONSHIP. Under this Agreement, the parties shall be independent contractors. By entering into this Agreement, the parties do not intend to create a partnership, joint venture, agency, or employment relationship, or to grant a franchise under federal or state law. Neither party has authority to act on the other’s behalf without specific authority.

M. NO IMPLIED RIGHTS OR REMEDIES. Except as otherwise expressly provided herein, nothing herein is intended or shall be construed to confer upon or give to any person, organization, or business (in any form) other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

N. SURVIVAL. The provisions of this Agreement which are expressly stated to survive the termination of this Agreement, and the provisions of this Agreement which by their nature are intended to survive termination of this Agreement, including without limitation all representations, warranties and indemnification obligations of the parties, shall survive any termination or non-renewal of this Agreement.

O. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the date first indicated above.

BMW OF NORTH AMERICA, LLC	ATX TECHNOLOGIES INC.

By:	By:

Printed Name:	Printed Name:

Title:	Title:

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By:	By:

Printed Name:	Printed Name:

Title:	Title:

Schedule of Exhibits

A.	ATX Services

B.	Payment Terms

C.	BMW Operating Procedures

D.	Subscription Agreement

E.	Confidentiality Agreement

F.	Privacy Policy

G.	Insurance Requirements

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EXHIBIT A

ATX SERVICES

ATX will deliver Telematics Services to subscribers owning and/or leasing BMW vehicles equipped with a navigation system and the Akira Telematics Control Unit, as well as all vehicles to be equipped with the Everest Telematics Control Unit.

ATX will support the development and porting of its services for registration, renewals and accessing at bmwusa.com/owner’s circle.

The following service description tables are for illustrative purposes only. The full description of service implementation and service delivery can be found in the BMW Operating Procedures.

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Akira Telematics Control Unit, February 2001-August 2002 production

Service Package	Service Name	Service Description
	Automatic collision notification (3 year duration of service from date of retail delivery, paid by BMW)	***

Safety & Security Package	Emergency assistance (3 year duration of service from date of retail delivery, paid by BMW)	***
	Roadside assistance (3 year duration of service from date of retail delivery, paid by BMW)	***

	Security system notification (3 year duration of service from date of retail delivery, paid by BMW) I-bus vehicles only (excludes new 7 Series, E65)	***

***Confidential material redacted and filed separately with the Commission

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Everest Telematics Control Unit, Commencing September 2002 Production

It is BMW NA’s intention to introduce this new hardware platform effective with its 2003 Model Year launch in 9/02. In the event that the supporting infrastructure (including but not limited to vehicle hardware, software, wireless network compatibility, call center readiness, etc.) is not ready to support this launch, BMW intends to continue with the Akira platform per the above program. Rollout of the Everest TCU may be by Series, rather than across all series, dependent on vehicle readiness. BMW shall not be held liable by ATX for any delay in the launch of the Everest platform, or subsequent loss in potential revenues.

Products listed in the following tables may be introduced in phases as mutually agreed by both BMW and ATX.

Service Package	Service Name	Service Description
	Automatic collision notification	***

Safety & Security Package (1 year duration of service from date of retail delivery, paid by BMW)	Emergency assistance	***
	Roadside assistance	***

	Security system notification I - bus vehicles only (excludes new 7 Series, E65) (1 year duration of service from date of delivery, paid by BMW)	***

***Confidential material redacted and filed separately with the Commission

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Service Package	Service Name	Service Description	Current Third Party Supplier
Convenience Package (customer option)	Real time traffic	***	Westwood One/ Tele Atlas

	Route guidance	***	NavTech GDT Telcontar

	Convenience info (ATMs, gas, hotels)	***	POIs: InfoUSA Maps: NavTech GDT Telcontar

	Concierge (tickets, reservations, flowers)	***	Prestige

	Customer Relations	***	BMW FS

***Confidential material redacted and filed separately with the Commission

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Service Package	Service Name	Service Description	Current Third Party Supplier
Online Package (New 7 Series, E65 only, customer option)	Info (weather, news, finance, traffic, sports)	***	CNN & Westwood One/ Tele Atlas

	PIM - personal info management	***	Unknown

	Online services (e-mail, yellow pages)	***	Unknown

Service Package	Service Name	Service Description
TeleService (duration of vehicle warranty, paid by BMW)	Service request	***

***Confidential material redacted and filed separately with the Commission

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EXHIBIT B

PAYMENT TERMS

Akira Platform

Safety & Security Package:

***/year/customer

Service pricing includes incoming ATX related 800# telephone costs, data entry and acquaintance calls (3 minute target)

Security System Notification:

Call data and volume recorded w/o response, ***

Everest Platform

TeleService:

***/year/customer, calendar year 2002 only, to obtain baseline cost data on approximately 4000 7 Series Everest-equipped vehicles to be activated with this capability over the last 3 months of 2002. ATX will evaluate, track and share usage and expenses associated with providing this service in order to establish appropriate service pricing beginning January 1, 2003.

Safety & Security Package:

***/year/customer

Service pricing includes incoming ATX related 800# telephone costs, data entry and acquaintance calls (3 minute target)

Security System Notification:

Call data and volume recorded w/o response, ***

Convenience Package:

***/year/customer for less than 10k subscribers,

***/year/customer for more than 10k but less than 20k subscribers,

***/year/customer for more than 20k subscribers

Convenience package pricing includes content provider license fees for existing providers, Prestige International (Concierge) and ATX call center (Traffic, route guidance and convenience info). This pricing assumes annual billing (paid annually by the customer in advance each year, commencing with vehicle delivery and/or subscription to this service) and that the vehicle dials a 972 or similar area code number that is local to the ATX call center. All pricing is subject to review, contingent upon content provider re-negotiations (e.g., Westwood One instead of Etak, NavTech under BMW contract, etc).

Content providers and licensors can be changed, subject to BMW approval, which will not be unreasonably withheld. Investigation and integration related to a change in content

***Confidential material redacted and filed separately with the Commission

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providers will involve technical and economic evaluation. Approval by both parties will include documentation of responsibility for development and licensing fees. The expectation is that if ATX suggests a change in existing ATX content providers, then ATX will bear development and ongoing licensing of costs. If BMW suggests a change in any content providers, BMW will bear the development and ongoing licensing costs.

Online Package:

***/year/customer

Online package pricing includes existing content providers’ license fees, including those listed as “unknown” in Exhibit A for PIM and Online Services. This pricing assumes annual billing (paid annually by the customer in advance each year, commencing with vehicle delivery and/or subscription to this service) and that the vehicle dials a 972 or other area code number, local to the ATX call center.

Content providers and licensors can be changed, subject to BMW approval, which will not be unreasonably withheld. Investigation and integration related to a change in content providers will involve technical and economic evaluation. Approval by both parties will include documentation of responsibility for development and licensing fees. The expectation is that if ATX suggests a change in existing ATX content providers, then ATX will bear development and ongoing licensing of costs. If BMW suggests a change in content providers, BMW will bear the development and ongoing licensing costs.

Usage Assumptions

Pricing is based on usage assumptions in the following table:

	SERVICE	Avg. Number of Calls per Year per subscriber	Avg. Time Per Incident
	TeleService	*** times per year	*** SMS

Safety & Security	Automatic Collision Notification Emergency Breakdown	Pricing based on ATX maintaining a *** capacity operations staff to meet 24 x 7 operating environment with performance metrics as expressed elsewhere in this agreement. ATX has based pricing of these services on experience since model year 1996.

	Real time traffic (non navi)	*** per week - *** per week (***)	*** seconds(assumption based on personalized traffic)

	Real time traffic (navi)	*** per week - *** per week (***)	*** SMS packets/request

	Route guidance (non-navi)	*** per year	*** minutes

	Route guidance (navi)	*** per year	*** SMS packets/request

Convenience	Convenience info (ATMs, gas, hotels) (navi)	*** per year	*** SMS packets/request

	Concierge (tickets, reservations, flowers)	*** per year	*** Minutes ATX time, *** Minutes Prestige time

	Customer Relations	*** per year	*** minutes

On-Line	Info (weather, news, finance, sports)	***X a day weekdays=*** ***X on weekends=***	*** minutes via WAP.
	PIM - personal info management	***X a day weekdays=*** ***X on weekends=***	*** Minutes via WAP
	Online services (e-mail, yellow pages)	***X a day weekdays=*** ***X on weekends=***	E-Mail: *** Minutes via WAP Yellow Pages: *** Minutes via WAP

Pricing assumptions for all packages contemplate accurate service selection by customers (e.g., “Emergency” vs. “Assist”) and above usage assumptions. The parties shall evaluate

***Confidential material redacted and filed separately with the Commission

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actual service selection accuracy and usage history and its impact on the pricing structure during the annual pricing review. The pricing for the subsequent calendar year shall be mutually agreed upon by the parties, taking into consideration the current year’s service selection accuracy and usage history, as well as documented cost of services, which are designed to be reduced annually through ATX efforts to improve operating efficiencies, content/third party price reductions and economies of scale.

Safety & Security Package Payments

BMW NA agrees to pay for 3 years of service from the date of retail delivery for Akira-equipped vehicles that remain in service within the United States and with an activated phone. BMW NA agrees to pay for 1 year of service from the date of retail delivery for Everest-equipped vehicles that remain in service within the United States. Payments for services on these vehicles will be made monthly, based upon the total quantity of covered vehicles in service for the prior month. The payment per vehicle will be one twelfth of the current annual charge.

By the tenth of each month, BMW NA will provide ATX with a list of Akira and Everest-equipped vehicles delivered the prior month, as well as any vehicles removed from service. On the basis of such list, ATX will calculate the running total of vehicles in BMW paid service and bill BMW NA accordingly. BMW shall make payment to ATX, in the manner requested by ATX, net 30 days. Each month, ATX will advise BMW of the total quantity of active Safety & Security Package subscribers, as well as the subscribers’ expiration months.

Since Akira-equipped vehicles may have been delivered to retail customers as early as January 15, 2001, prior to the formal initiation of service on January 1, 2002, BMW will provide ATX with a list of the Akira-equipped vehicles (“legacy vehicles”) delivered to retail customers each month in 2001. These vehicles will form the basis of ATX’s first bill to BMW.

Customers will have the option to pre-pay for future annual renewals of the Safety & Security Package at the point of vehicle sale (POS). The Parties agree that at initial launch of the Telematics Services, customer will be required to pre-pay for future years of the Safety & Security Package with a credit card. BMW may establish other methods of customer payment after the program is launched. ATX agrees to work in good faith with BMW to establish other methods of customer payment, as BMW may deem appropriate. Since ATX receives payment, ATX shall retain its current agreed wholesale optional package charge for the entire year and remit the balance of the retail price to BMW. ATX will advise BMW each month of the total quantity of active subscribers per optional package, as well as the subscribers’ expiration months.

After the BMW or customer pre-paid period expires, ATX will be responsible for the solicitation and renewal of the Safety & Security Package with the current BMW owner. Renewal efforts shall be coordinated with BMW and shall be undertaken via the subscriber’s preferred communication format, e.g., postal mail, e-mail, and/or telephone.

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ATX will not contact customers while they are in the vehicle, via the telematic device and service to solicit renewals. ATX will bear the entire costs associated with renewal activities. ATX will bill customers annually for renewal charges. On a monthly basis and for each payment made by a customer, ATX shall retain the agreed upon wholesale renewal charges and remit the balance of the retail price to BMW.

Within 5 business days of the end of the month, all funds due to BMW (net of ATX fees) will be wired to a BMW account and all required reports will be provided electronically to BMW’s Finance & Administration department program management and other groups as required by BMW. This structure provides for the timely and clean transfer of funds, minimizes the number of wire transfers between companies and fulfills ATX’s requirement of payment prior to the rendering of services.

Convenience and Online Package Payments (Optional Packages)

Customers will be solely responsible for the annual payment of optional packages. The Parties agree that at initial launch of the Telematic Services, customer will be required to pay for the optional packages with a credit card. BMW may establish other methods of payment after the program is launched. ATX agrees to work in good faith with BMW to establish other methods of customer payment, as BMW may deem appropriate. Since ATX receives payment, ATX shall retain its current agreed wholesale optional package charge for the entire year and remit the balance of the retail price to BMW. ATX will advise BMW each month of the total quantity of active subscribers per optional package, as well as the subscribers’ expiration months.

After the initial customer-paid period expires, ATX will be responsible for the solicitation and renewal of the optional package(s) with the current BMW owners. ATX will be responsible for maintaining a valid subscriber agreement with the customer. All costs associated with these activities will be borne in their entirety by ATX.

Within 5 business days of the end of the month all funds due to BMW (net of ATX fees) will be wired to a BMW account and all requested reports provided electronically to BMW’s Finance & Administration Department, program management and other appropriate groups. This structure provides for the timely and clean transfer of funds, minimizes the number of wire transfers between companies and fulfills ATX’s requirement of payment prior to the rendering of services.

In the event that BMW wishes to extend a free period of service of these optional packages to select customers, it shall pay ATX for these services on a monthly basis (one twelfth of the current wholesale rate) for the subject vehicles.

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